Exhibit 99(a)(1)(C)
NOTICE OF WITHDRAWAL
REGARDING SHARES HELD IN
OWL ROCK CAPITAL CORPORATION II
TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED MAY 18, 2020

THE WITHDRAWAL RIGHTS WILL EXPIRE AT,
AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY
OWL ROCK CAPITAL CORPORATION II BEFORE,
11:59 P.M., EASTERN TIME, ON JUNE 22, 2020, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL, COURIER, OR PERSONAL DELIVERY TO:
If using UPS, FedEx or Courier:	If using a USPS Service:
Owl Rock Capital Corporation II c/o Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	Owl Rock Capital Corporation II c/o Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693
YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY OWL ROCK CAPITAL CORPORATION II AT THE ADDRESS ABOVE.

NOTICE OF WITHDRAWAL
PURSUANT TO THE OFFER TO PURCHASE DATED
MAY 18, 2020
LADIES AND GENTLEMEN,
The undersigned Shareholder of Owl Rock Capital Corporation II (the “Company”) hereby withdraws the tender of his, her, or its Shares of the Company, which the Shareholder submitted by a Letter of Transmittal dated                 , 2020. This tender was in the amount of:                 Shares.
The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.
IMPORTANT:   The signature of the Shareholder(s) or person(s) authorized to sign on behalf of the Shareholder(s) (an “Authorized Person”) should be exactly as it appeared in the Subscription Agreement. Attach additional copies as necessary.
Signature of Shareholder(s) or Authorized Person(s):
Name of Signatory (Please print):
Title of Authorized Person (Please print):
Signature of Shareholder(s) or Authorized Person(s):
Name of Signatory (Please print):
Title of Authorized Person (Please print):
Signature of Shareholder(s) or Authorized Person(s):
Name of Signatory (Please print):
Title of Authorized Person (Please print):
Signature of Shareholder(s) or Authorized Person(s):
Name of Signatory (Please print):
Title of Authorized Person (Please print):